UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 26, 2020

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On August 26, 2020, Wynn Macau, Limited (“WML”), an indirect subsidiary of Wynn Resorts, Limited (the “Registrant”) with its ordinary shares of common stock listed on The Stock Exchange of Hong Kong Limited (the “HKSE”), completed its offering (the “Offering”) of (i) additional $250.0 million aggregate principal amount of 5.500% senior notes due 2026 (the “Additional 2026 Notes”) and (ii) $600.0 million aggregate principal amount of 5.625% senior notes due 2028 (the “2028 Notes”). The Additional 2026 Notes were issued as additional notes under an indenture dated as of June 19, 2020 (the "2026 Indenture") pursuant to which WML previously issued $750,000,000 of 5.500% senior notes due 2026 (the “Existing 2026 Notes”). The Additional 2026 Notes have identical terms, other than the issue date and the issue price, to, rank equally with and form a part of a single class of securities with the Existing 2026 Notes. The 2028 Notes were issued pursuant to an indenture, dated as of August 26, 2020 (the “2028 Indenture”), among, inter alios, WML and Deutsche Bank Trust Company Americas, as trustee.
WML expects to receive net proceeds of approximately $843.5 million in the aggregate from the Offering, including premium, after deducting discounts, commissions and estimated offering expenses payable by WML and excluding the accrued interest from June 19, 2020, to but not including the issue date of the Additional 2026 Notes, and to use the net proceeds to facilitate the repayment of a portion of the amounts outstanding under the term loan of the Wynn Macau Credit Facilities. The following is a brief description of certain terms and conditions of the 2026 Indenture and the Additional 2026 Notes and the 2028 Indenture and the 2028 Notes.
Additional 2026 Notes
At any time prior to June 15, 2022, WML may use the net cash proceeds from certain equity offerings to redeem up to 35% of the aggregate principal amount of the Additional 2026 Notes at a redemption price equal to 105.500% of the aggregate principal amount of the Additional 2026 Notes, plus accrued and unpaid interest, if any. At any time prior to June 15, 2022, WML may redeem the Additional 2026 Notes in whole or in part at a redemption price equal to the greater of (a) 100% of the aggregate principal amount of the Additional 2026 Notes to be redeemed, or (b) a make-whole amount as determined by an independent investment banker in accordance with the terms of the 2026 Indenture, in either case, plus accrued and unpaid interest.
In addition, on or after June 15, 2022, WML may redeem the Additional 2026 Notes in whole or in part at a premium decreasing annually from 104.125% of the applicable principal amount to 100.000%, plus accrued and unpaid interest. If WML undergoes a Change of Control (as defined in the 2026 Indenture), it must offer to repurchase the Additional 2026 Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest. In addition, WML may redeem the Additional 2026 Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, in response to any change in or amendment to certain tax laws or tax positions. Further, if a holder or beneficial owner of the Additional 2026 Notes fails to meet certain requirements imposed by any Gaming Authority (as defined in the 2026 Indenture), WML may require the holder or beneficial owner to dispose of or redeem its Additional 2026 Notes.
Upon the occurrence of (a) any event after which none of WML or any subsidiary of WML has the applicable gaming concessions or authorizations in Macau in substantially the same manner and scope as WML and its subsidiaries are entitled to at the date on which the Additional 2026 Notes are issued, for a period of ten consecutive days or more, and such event has a material adverse effect on WML and its subsidiaries, taken as a whole; or (b) the termination or modification of any such concessions or authorizations which has a material adverse effect on WML and its subsidiaries, taken as a whole, each holder of the Additional 2026 Notes will have the right to require WML to repurchase all or any part of such holder’s Additional 2026 Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest.
The Additional 2026 Notes are WML’s general unsecured obligations and rank pari passu in right of payment with all of WML’s existing and future senior unsecured indebtedness; will rank senior to all of WML’s future subordinated indebtedness, if any; will be effectively subordinated to all of WML’s future secured indebtedness to the extent of the value of the assets securing such debt; and will be structurally subordinated to all existing and future obligations of WML’s subsidiaries, including WML’s existing credit facilities. The Additional 2026 Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Additional 2026 Notes are subject to restrictions on transferability and resale.
The 2026 Indenture contains covenants limiting WML’s (and certain of its subsidiaries’) ability to, among other things: merge or consolidate with another company; transfer or sell all or substantially all of its properties or assets; and lease all or substantially all of its properties or assets. The terms of the 2026 Indenture contain customary events of default, including, but not limited to: default for 30 days in the payment when due of interest on the Additional 2026 Notes; default in the payment when due of the principal of, or premium, if any, on the Additional 2026 Notes; failure to comply with any payment obligations relating to the repurchase by WML of the Additional 2026 Notes upon a change of control; failure to comply with certain covenants in the 2026 Indenture; certain defaults on certain other indebtedness; failure to pay judgments against WML or certain subsidiaries that, in the aggregate, exceed $50 million; and certain events of bankruptcy or insolvency. In the case of an event of default arising from certain events of bankruptcy or insolvency, all Additional 2026 Notes then outstanding will become due and payable immediately without further action or notice.
2028 Notes
At any time prior to August 26, 2023, WML may use the net cash proceeds from certain equity offerings to redeem up to 35% of the aggregate principal amount of the 2028 Notes at a redemption price equal to 105.625% of the aggregate principal amount of the 2028 Notes, plus accrued and unpaid interest, if any. At any time prior to August 26, 2023, WML may redeem the 2028 Notes in whole or in part at a redemption price equal to the greater of (a) 100% of the aggregate principal amount of the 2028 Notes to be redeemed, or (b) a make-whole amount as determined by an independent investment banker in accordance with the terms of the 2028 Indenture, in either case, plus accrued and unpaid interest.
In addition, on or after August 26, 2023, WML may redeem the 2028 Notes in whole or in part at a premium decreasing annually from 102.813% of the applicable principal amount to 100.000%, plus accrued and unpaid interest. If WML undergoes a Change of Control (as defined in the 2028 Indenture), it must offer to repurchase the 2028 Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest. In addition, WML may redeem the 2028 Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, in response to any change in or amendment to certain tax laws or tax positions. Further, if a holder or beneficial owner of the 2028 Notes fails to meet certain requirements imposed by any Gaming Authority (as defined in the 2028 Indenture), WML may require the holder or beneficial owner to dispose of or redeem its 2028 Notes.
Upon the occurrence of (a) any event after which none of WML or any subsidiary of WML has the applicable gaming concessions or authorizations in Macau in substantially the same manner and scope as WML and its subsidiaries are entitled to at the date on which the 2028 Notes are issued, for a period of ten consecutive days or more, and such event has a material adverse effect on WML and its subsidiaries, taken as a whole; or (b) the termination or modification of any such concessions or authorizations which has a material adverse effect on WML and its subsidiaries, taken as a whole, each holder of the 2028 Notes will have the right to require WML to repurchase all or any part of such holder’s 2028 Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest.
The 2028 Notes are WML’s general unsecured obligations and rank pari passu in right of payment with all of WML’s existing and future senior unsecured indebtedness; will rank senior to all of WML’s future subordinated indebtedness, if any; will be effectively subordinated to all of WML’s future secured indebtedness to the extent of the value of the assets securing such debt; and will be structurally subordinated to all existing and future obligations of WML’s subsidiaries, including WML’s existing credit facilities. The 2028 Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the 2028 Notes are subject to restrictions on transferability and resale.
The 2028 Indenture contains covenants limiting WML’s (and certain of its subsidiaries’) ability to, among other things: merge or consolidate with another company; transfer or sell all or substantially all of its properties or assets; and lease all or substantially all of its properties or assets. The terms of the 2028 Indenture contain customary events of default, including, but not limited to: default for 30 days in the payment when due of interest on the 2028 Notes; default in the payment when due of the principal of, or premium, if any, on the 2028 Notes; failure to comply with any payment obligations relating to the repurchase by WML of the 2028 Notes upon a change of control; failure to comply with certain covenants in the 2028 Indenture; certain defaults on certain other indebtedness; failure to pay judgments against WML or certain subsidiaries that, in the aggregate, exceed $50 million; and certain events of bankruptcy or insolvency. In the case of an event of default arising from certain events of bankruptcy or insolvency, all 2028 Notes then outstanding will become due and payable immediately without further action or notice.

Item 2.03	Creation of a Direct Financial Obligation.
The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On August 26, 2020, WML filed with the HKSE (1) a notice indicating that WML submitted an application to the HKSE for the listing of and permission to deal in the Additional 2026 Notes and the 2028 Notes (the “Listing Notice”) and (2) an

announcement regarding the closing of the issuance of the Additional 2026 Notes and the 2028 Notes (the “Closing Announcement”). The Registrant owns approximately 72% of WML’s ordinary shares of common stock. The Listing Notice and Closing Announcement are furnished herewith as Exhibits 99.1 and 99.2, respectively. The information contained in this Item 7.01 and the exhibits attached to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

99.1	Notice of Listing on The Stock Exchange of Hong Kong Limited, dated August 26, 2020
99.2	Closing Announcement of Wynn Macau, Limited, dated August 26, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: August 26, 2020	By:	/s/ Craig S. Billings
Craig S. Billings
President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)